Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNITED INSURANCE HOLDINGS CORP.", CHANGING ITS NAME FROM "UNITED INSURANCE HOLDINGS CORP." TO "AMERICAN COASTAL INSURANCE CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 2023, AT 9:03 O`CLOCK A.M.

[redacted]

4356847 8100
SR# 20232950070

Authentication: 203712724
Date: 07-10-23

SECOND CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF

UNITED INSURANCE HOLDINGS CORP.

UNITED INSURANCE HOLDINGS CORP. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Second Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on July 10, 2023 (the "**Certificate of Incorporation**").

2. The First Article of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

   The name of the corporation is American Coastal Insurance Corporation (the "Corporation").

3. The Second Article of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

   The address of the Corporation's registered office in the State of Delaware is Cogency Global Inc., 850 New Burton Road, Suite 201, Dover, County of Kent, Delaware 19904.

4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:03 AM 07/10/2023
FILED 09:03 AM 07/10/2023
SR 20232950070 - File Number 4356847

IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment to be signed by Brooke Adler, its Secretary, this 10th day of July, 2023.


United Insurance Holdings Corp.
CORPORATE
Seal
2007
Delaware

By [redacted]
Brooke Adler
Secretary